Exhibit 99.1

RVUE, INC.
INDEX TO FINANCIAL STATEMENTS
December 31, 2009

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholder’s Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’ of:
rVue, Inc.

We have audited the accompanying balance sheet of rVue, Inc. as of December 31, 2009 and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from September 15, 2009 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of rVue, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from September 15, 2009 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has net income and net cash provided by operating activities from the Company’s inception date of September 15, 2009, of $14,805 and $59,325, respectively, and has stockholders’ equity, retained earnings and a working capital deficit of $281,480, $14,805 and $22,436, respectively, at December 31, 2009.  However, the Company has historically relied primarily on funding and services support from its Parent company, a related party, which is not presumed to be at arm’s length.  These matters raise substantial doubt about its ability to continue as a going concern.  Management’s Plan in regards to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 17, 2010

rVue, Inc.
Balance Sheet
December 31, 2009

Assets

Current Assets:
Cash and cash equivalents	$117
Prepaid expenses and other current assets	761
Total current assets	878
Property and equipment, net	14,194
Software development costs	289,722
Total Assets	$304,794

Liabilities and Stockholder's Equity

Current Liabilities:
Accounts payable	$12,530
Accrued liabilities	5,000
Capital lease obligations	5,784
Total current liabilities	23,314

Commitments and contingencies (Note 5)

Stockholder's Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	256,675
Retained earnings	14,805
Total Stockholders' Equity	281,480
Total Liabilities and Stockholders' Equity	$304,794

See accompanying notes to financial statements

rVue, Inc.
Statement of Operations
From September 15, 2009 (Inception) to December 31, 2009

Revenue:
License	$46,360
Network and administrative	50,000
96,360

Cost of Revenue	14,491

Gross Profit	81,869

Operating Expenses:
Selling, general and administrative	48,575
Depreciation and amortization	4,029
52,604
Income from Operations	29,265

Other Income (Expense)
Interest expense	(249)
(249)
Income Before Income Tax Expense	29,016
Income Tax Expense	14,211

Net Income	$14,805

Net Income per Share - Basic and Diluted	$0.001

Weighted Average Shares Outstanding - Basic and Diluted	10,000,000

See accompanying notes to financial statements

rVue, Inc.
Statement of Changes in Stockholder's Equity
From September 15, 2009 (inception) to December 31, 2009

					Additional
	Preferred Stock		Common Stock		Paid-In	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Common stock issued to Parent company for initial investment	-	$-	10,000,000	$10,000	$233,714	$-	$243,714

Assumption of tax liability by Parent Company	-	-	-	-	14,211	-	14,211

Contributed facilities usage by Parent company	-	-	-	-	8,750	-	8,750

Net income from September 15, 2009 (inception) to December 31, 2009	-	-	-	-	-	14,805	14,805

Balance, December 31, 2009	-	$-	10,000,000	$10,000	$256,675	$14,805	$281,480

See accompanying notes to financial statements

rVue, Inc.
Statement of Cash Flows
From September 15, 2009 (inception) to December 31, 2009

Cash Flows from Operating Activities:
Net income	$14,805
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,029
Contributed facilities usage	8,750
Income tax liability assumed by Parent	14,211
Increase (decrease) in:
Accounts payable	12,530
Accrued liabilities	5,000
Net cash provided by operating activities	59,325

Cash Flows from Investing Activities:
Capital expenditures	(57,173)
Net cash used in investing activities	(57,173)

Cash Flows from Financing Activities:
Repayment of capital lease obligations	(2,035)
Net cash used in financing activities	(2,035)

Net Increase in Cash and Cash Equivalents	117
Cash and Cash Equivalents, Beginning	-
Cash and Cash Equivalents, Ending	$117

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$249
Cash paid for taxes	$-

Supplements Disclosure of Non-Cash Investing and Financing Activities:
Prepaid capital lease payment transferred from Parent	$761
Capital assets transferred from Parent	$250,772
Capital lease transferred from Parent	$7,819
Tax liability assumed by Parent	$14,211

See accompanying notes to financial statements

rVue, Inc.
Notes to Financial Statements
December 31, 2009

NOTE 1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

rVue, Inc. (the “Company”), a Delaware corporation, was incorporated on September 15, 2009 and is a wholly-owned subsidiary of Argo Digital Solutions, Inc (“Argo” or “Parent”).

The Company provides an IP-based addressable advertising exchange that connects to any network’s digital signage to promote its business and sell advertising to outside companies.  The exchange connects advertisers and advertising agencies with Digital Out-Of-Home media or networks, and allows them to create and place rich, digital media advertising campaigns on those networks.

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the Company’s continuation as a going concern.  Since inception, the Company has reported net income and cash provided from operating activities and has a working capital deficit at December 31, 2009 of $22,436.  However, the expenses of the Company result primarily from a support agreement with the Company’s Parent, a related party, which is not presumed to be at arm’s length and such support agreement was terminated effective May 13, 2010.

The Company’s Board of Directors and Chief Executive Officer were actively involved in the discussions and negotiations of the Asset Purchase contemplated by the Parent as discussed more fully in Note 10.  In 2010, the Company received $205,000 of proceeds from Bridge Notes.  Upon completion of the asset sale, the company received gross proceeds of $800,000 from equity investments, and the Bridge Notes converted to equity.  The Company expects to have sufficient working capital to sustain operations through the end of 2010, and into 2011 with the receipt of the investment proceeds.  In addition to the cash to be received from the equity investment, Management continues to focus on current cash-producing contracts with clients to fully develop the revenue generating potential of those contracts, as well as actively seeking potential new customers for the Company.  To date, 49 networks comprising 180,000 screens representing the top 50 Designated Market Area’s (“DMA’s”) were accessible through rVue, and 380 screens at post offices and train station locations in Italy, were utilizing our technology.  We intend to continue to develop relationships with networks within and outside the United States to license our technology.

In addition to the cash expected from the equity investment, as well as contracts the Company has entered into since its inception, effective in January 2010, certain revenue-producing contracts were assigned from the Parent to the Company.  Under the assigned contracts, contractual arrangements require content production and distribution and technical services on a monthly basis for a fixed monthly payment resulting in total monthly revenue of approximately $40,000.  As the distribution of the content and technical services are provided through a portion of the Company’s software as modified for this specific purpose, better customer service was achieved by assigning the contracts and purchasing any needed services from the Parent.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

In view of these matters, continuation as a going concern is dependent upon the Company’s ability to meet its financing requirements, and the future success of its operations.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include valuation, and depreciation and amortization periods of property, equipment and software development costs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at net realizable value.  The Company does business and extends credit based on an evaluation of the customers’ financial condition generally without requiring collateral.  Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  Delinquent receivables are charged against the allowance for doubtful accounts once uncollectibility has been determined.  Receivables are considered to be past due and placed on delinquent status based on contractual terms, as well as based on how frequently payments are received, on an individual account basis.  At December 31, 2009, the Company had no outstanding accounts receivable.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and amortization.  Depreciation and amortization of property and equipment is computed using the straight-line method based on the estimated useful lives of the related assets.  Leasehold improvements if any, are amortized over their estimated useful lives, or the term of the lease, whichever is shorter.  Maintenance and repair costs are expensed as incurred.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

Software Development Costs

The Company’s software development costs are being capitalized or expensed as required by The Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) 350-40-05, “Internal Use Software”.  Costs incurred in the planning stage have been expensed.  Costs incurred in the website application and infrastructure development stage are being capitalized or expensed in accordance with ASC 350-40-05.  Costs incurred in the operating stage will be expensed as incurred; however costs incurred for upgrades or enhancements that provide added functionality or features will be expensed or capitalized as required by ASC 350-40-05.

Revenue Recognition

The Company’s revenues are derived from the production and distribution of network programming, advertising sales and the licensing of proprietary software.

•	Revenue from the production and distribution of network programming content is recognized ratably over the term of the related service period.
•	Advertising revenue is recognized as advertisements are aired.
•
Software license revenue is accounted for in accordance with ASC 985-605, "Software Revenue Recognition".  Software license revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the software product has been delivered, there are no uncertainties surrounding product acceptance and collection is considered probable.

Deferred revenue consists of payments received in advance of revenue recognition.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Income Taxes”. Pursuant to ASC 740, income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided to the extent any deferred tax asset may not be realized.

The Company adopted the provisions of ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation”, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements.  This standard prescribes a recognition threshold of more-likely-than-not and a measurement attribute on all tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements.  In making this assessment, a company must determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based solely on the technical merits of the position and must assume that the tax position will be examined by appropriate taxing authority that would have full knowledge of all relevant information.  Once the recognition threshold is met, the tax position is then measured to determine the actual amount of benefit to recognize in the financial statements.  In addition, the recognition threshold of more-likely-than-not must continue to be met in each reporting period to support continued recognition of the tax benefit.  Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first financial reporting period in which that threshold is met.  Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the financial reporting period in which that threshold is no longer met.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

The Company is a wholly owned subsidiary of a Parent company.  For income tax reporting purposes, the Company’s income or loss generated will be included in the Parent’s income tax return on a consolidated basis.  Any tax liability which may be generated by the Company will be satisfied by the Parent.

Stock Based Compensation

The Company adopted the fair value recognition provisions of ASC 718 “Compensation - Stock Compensation”. Under the fair value recognition provisions, the Company is required to measure the cost of employee services received in exchange for share-based compensation measured at the grant date fair value of the award.

For the period from September 15, 2009 (inception) to December 31, 2009, no stock compensation expense was recognized as the Company had not granted any options, warrants or other share-based payments.

Fair Value of Financial Instruments

ASC 823 “Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value.  For certain of our financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to the relatively short period to maturity for these instruments.

Basic and Diluted Net Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC 260 “Earnings per Share” (EPS).  Basic EPS excludes the dilutive effects of options, warrants and other convertible securities.  Diluted EPS reflects the potential dilution of securities that could share in the earnings of the Company.  At December 31, 2009, the Company had no securities outstanding that could have a potential dilutive effect on EPS.

Recently Issued Accounting Standards

On January 1, 2008, the Company adopted the provisions of ASC 820 Fair Value Measurements and Disclosures (formerly SFAS No. 157).  ASC 820 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, the Financial Accounting Standards Board (“FASB”) issued ASC 820-10-15 (“FSP 157-2”), which delays the effective date of ASC 820 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of ASC 820 are certain leasing transactions accounted for under ASC 840, “Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of ASC 820.  The Company does not expect that the adoption of the provisions of ASC 820-10-15 will have a material impact on its financial position, cash flows or results of operations.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

In October 2008, ASC 820-10-35, “Fair Value Measurements and Disclosures- Subsequent Measurement” (formerly “FSP FAS 157-3”) was issued, with an immediate effective date, including prior periods for which financial statements have not been issued.  ASC 820-10-35 clarifies the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of ASC 820 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of ASC 820-10-35 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In May 2008, ASC 105-10, “Generally Accepted Accounting Principles” was issued which identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP was issued.  The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.  The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  ASC 105-10 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6).  The adoption of ASC 105-10 is not expected to have a material impact on the Company’s financial position.

In April 2008, ASC 350-30 "General Intangibles - Other than Goodwill", (formerly FSP 142-3) was issued.  This standard amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350, Intangibles - Goodwill and Other.  ASC 350-30 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  The Company has not determined the impact on its financial statements of this accounting standard.

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, the Financial Accounting Standards Board (FASB) approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the year ended December 31, 2009.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

As a result of the Company’s implementation of the Codification during the year ended December 31, 2009, previous references to new accounting standards and literature are no longer applicable. In the current quarter financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

NOTE 2.	PROPERTY AND EQUIPMENT

	Estimated Useful
	Lives (Years)	2009
Audio/video equipment	3	$6,492
Computers and software	2-5	11,731
		18,223
Less accumulated depreciation and amortization		(4,029)

Property and equipment, net		$14,194

Depreciation expense for the period from September 15, 2009 (inception) to December 31, 2009 was $4,029.

NOTE 3.	SOFTWARE DEVELOPMENT COSTS

	Estimated Useful
	Lives (Years)	2009

Software development costs	5	$289,722
Less accumulated amortization		-

Software development costs, net		$289,722

For the year ended December 31, 2009, no amortization expense was recognized for the software development costs, as the asset was not in use for its intended commercial purpose as an IP-based addressable advertising exchange.  Upon release of the software for commercial use, the asset will depreciated on a straight line basis over a period of five years.

During 2009, license revenue was earned through the registration and maintenance of network sites, which are expected to utilize the software in 2010 to generate advertising revenue through the use of the software.  However, the IP-based addressable advertising exchange was not in use by any client in 2009, and as a result the cost of the asset was not amortized.  The asset is expected to be fully utilized for its intended function during the first quarter of 2010, at which time the software will begin to be amortized.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

NOTE 4.	ACCRUED LIABILITIES

2009

Service Fees	$5,000

NOTE 5.	COMMITMENTS AND CONTINGENCIES

Capital Lease Commitments

The Company has a noncancelable capital lease for the lease of certain fixed assets.

Future minimum lease payments under this noncancelable capital lease, which expires in August 2010, are as follows:

2010 Lease Payments	$6,091
Less: Interest	(307)
Total minimum lease payments	$5,784

Contracts with Customers

The Company, in the normal course of business, enters into contracts with customers, which outline the terms of the relationship.  The terms include, among other things, the method of computing the Company’s revenue, the quantity, type and specifications of services, software and products to be provided and penalties to be incurred by the Company in the case of not performing.  The term of the contract is defined either by project or time.

Potential Litigation

The Company is not involved in any known legal proceedings as of December 31, 2009.

NOTE 6.	STOCKHOLDERS' EQUITY

Capital Stock

On September 16, 2009, the Company entered into a Contribution and Separation Agreement with its parent, Argo, whereby Argo contributed certain assets and certain liabilities to the Company in exchange for 10,000,000 shares of common stock.  In accordance with generally accepted accounting principles, since Argo is the sole shareholder and a related party, the Company recorded such assets and liabilities at their original cost basis to Argo.  The net assets were recorded at $250,772 and liabilities were recorded at $7,819 with a credit to common stock and additional paid-in capital of $10,000 and $233,714, respectively.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

At December 31, 2009, the Company had issued and outstanding 10,000,000 shares of common stock, and no shares of preferred stock were outstanding.

Contributed Capital

During 2009, the Parent assumed a tax liability of $14,211, which was recorded as contributed capital.

During 2009, the Parent provided the Company facility usage valued at an estimated $8,750, which was recorded as contributed capital.

Stock Incentive Plan

On October 1, 2009, the Company adopted the rVue, Inc. 2009 Stock Incentive Plan (“2009 Incentive Plan”) pursuant to which the Company’s Board of Directors could grant awards totaling up to 2,000,000 common shares, par value $0.001 per share, to officers, employees and non-employees.  Awards granted under the 2009 Incentive Plan may be Incentive Stock Options, Non Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Cash Awards and other Stock Based Awards.  As of December 31, 2009, no awards of any type were granted.

NOTE 7.	INCOME TAXES

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The valuation allowance at inception was $0.  The Company has no net change in valuation allowance during the period ended December 31, 2009, since a provision for income taxes was recorded.  There were no temporary differences resulting in deferred tax assets or liabilities at December 31, 2009.

The Company’s income tax provision for the period ended December 31, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes, and a 5.5% rate to state income taxes, for a blended rate of 37.63%) are approximately as follows:

Income tax expense – Federal	$12,134
Income tax expense - State	2,077
Total income tax provision	$14,211

A reconciliation of income tax computed at the statutory Federal rate of 34% to income tax expense is as follows:

rVue, Inc.
Notes to Financial Statements
December 31, 2009

Tax benefit at the United States statutory rate	$9,865
State income tax, net of federal benefit	1,053
Contributed Facilities	3,293
Income tax expense	$14,211

At December 31, 2009, the Company was a wholly owned subsidiary of a parent company, and as a result, a consolidated tax return will be prepared for the period then ended.  The parent company has sufficient net operating losses to offset the taxable income generated by the Company, and intends to provide the Company with this offset.  As a result of this allowance of net operating losses to offset the taxable income, the Company will recognize an income tax expense of $14,211, and will increase its additional paid in capital proportionately to reflect the additional investment from the parent company.

NOTE 8.	RELATED PARTY TRANSACTIONS

As of December 31, 2009, the Company’s President and Chief Executive Officer, and sole Board member, had an ownership percentage in the Parent of 36.2% and was the Parent’s CEO and sole Board member.  In addition, rVue’s Chief Financial Officer had an ownership percentage in the Parent of 2.8% and is the Chief Financial Officer of the Parent.

Pursuant to a September 2009 Transition Services Agreement (the “Agreement”), as amended, the Parent provides certain general and administrative services, including labor, technology and other to the Company on an as needed basis in exchange for cash consideration.  During 2009, the Company incurred and paid $88,960 to the Parent under this arrangement of which certain portions were capitalized to software development costs.  The Agreement is set to terminate upon the earlier of (1) written notification by the Company or (2) September 30, 2010, unless the Company provides written notice to the Parent prior to September 1, 2010 that it will continue to need services, but in any event not to extend beyond December 31, 2010.

NOTE 9.	CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company maintains deposit balances at a financial institution that, from time to time, may exceed federally insured limits.  At December 31, 2009, the Company did not have deposits in excess of federally insured limits.  The Company maintains this balance with a high quality financial institution, which the Company believes limits this risk.  On October 3, 2008, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2010.

Concentrations of Revenues

For the period from September 15, 2009 (inception) to December 31, 2009, two customers accounted for 48.1% and 51.9% of total revenues, respectively.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

Concentrations of Funding and Services

Through December 31, 2009, the Company has been dependent on its parent to provide services and funding as needed.

NOTE 10.	SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between December 31, 2009 and the issue date of the financial statements, for possible disclosure and recognition in the financial statements.  The Company has determined that the following events or transactions require disclosure:

Loan

In January 2010, a shareholder of the Parent company loaned the Company a principal amount of $2,500, in a short-term non-interest bearing transaction.  The loan was repaid in 13 days.

Asset Purchase Transaction and Reverse Recapitalization

In February 2010, the Parent company of the Company entered into discussions to sell all of its assets relating to the business of the Company, including its wholly owned interest in the Company, to Rvue Holdings, Inc. (“Holdings”), a non-related inactive public entity, in exchange for 12,500,000 shares of Holdings’ common stock, $.001 par value (“Holdings Common Stock”), or approximately 67% of the outstanding common shares of Holdings upon the close of the asset sale (the “Transaction”).  The Transaction was completed on May 13, 2010, and the Company became a wholly-owned subsidiary of Holdings.  The Transaction was treated as a reverse recapitalization of the Company for accounting purposes and the Company is the accounting acquiror of Holdings for financial statement purposes. Holdings succeeded to the business of the Company and disposed of its pre-merger assets (see below). As part of the Transaction, the Transition Services Agreement referred to in the related party footnote was amended to provide for cessation of any services and payments between the Company and the Parent as of May 13, 2010.

Private Placement

In connection with the Transaction, Holdings may accept subscriptions for a total of 160 units in a private placement, each unit consisting of 125,000 shares of Holdings’ Common Stock at a purchase price of $0.20 per share, or $25,000 per unit (the “Private Placement”). The maximum proceeds Holdings may receive from the Private Placement is $3,795,000 (net of $205,000 of planned bridge loan conversions) and Holdings may issue up to 20,000,000 common shares. In the first closing of the Private Placement on May 13, 2010, Holdings issued 5,348,730 common shares which resulted in gross proceeds of $1,005,000 (before placement agent fees of $16,000 and escrow and other fees of $3,570) and included $205,000 of bridge notes which converted to 1,348,730 shares of Holding’s Common Stock. We expect to have subsequent closings and sell additional shares of Holdings’ Common Stock as described above.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

For a period of twelve months following the later of the final closing date or the termination of the Private Placement, in the event Holdings issues or grants any shares of common stock or any warrants or other convertible securities pursuant to which shares of common stock may be acquired at a per share price (a “Lower Price”) less than $0.20 (subject to certain customary exceptions, including where shares are issued in connection with employment arrangements or business combinations in which a portion of the consideration may be payable in shares or convertible securities with a business in substantially the same line of business as Holdings), then the Holdings shall promptly issue additional shares of common stock (“Ratchet Shares”) to the investors in the Private Placement in an amount sufficient that the subscription price paid by such investors in the Private Placement, when divided by the total number of shares of common stock issued to such investor (shares included in the purchased units plus any Ratchet Shares issuable or previously issued under this provision), will result in an effective price paid by the investor per share of Common Stock equal to such Lower Price.

The common shares to be issued under the Private Placement will be subject to registration rights pursuant to a registration rights agreement. The registration rights agreement states that the registration statement shall be (i) filed within 90 days of the final closing of the Private Placement or the termination date, whichever is later, (ii) declared effective within 180 days of the final closing of the Private Placement or the termination date, whichever is later and (iii) kept effective until the earlier of (a) 12 months after it becomes effective or (b) the date when all registrable securities have been sold or are able to be sold under Rule 144. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash, at the rate of 1 percent of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if (i) the registration statement is not filed within 90 days of the final closing of the Private Placement or the termination date, whichever is later, or (ii) if the registration statement is not declared effective within 180 days of the final closing of the Private Placement or the termination date, whichever is later. The liquidated damages are limited under the registration rights agreement to a maximum amount of 10 percent.

Holdings has engaged one party to serve as placement agent in connection with the Private Placement and may engage others in the future. The placement agents will, upon completion of the Private Placement, receive a cash fee of 8 percent of the gross proceeds of the units sold by them in the Private Placement, and, under future placement agent agreements, they may receive two-year warrants to purchase 2 percent of the shares of common stock sold by them at an exercise price of 100 percent of the purchase price per share.

Convertible Bridge Loan

Between March 2, 2010 and April 30, 2010, in contemplation of the Transaction, the Company entered into a series of note purchase agreements (the “Bridge Loans”).  The Company has received a total of $205,000 in aggregate loan amounts at an interest rate of 10% per annum, in exchange for promissory notes (“Bridge Notes”), which are secured by substantially all of the Company’s assets. The Bridge Notes were issued to bridge the Company’s funding requirements through the conclusion of the Transaction. All of the Bridge Notes are convertible, at the holder’s option, at the conclusion of the Transaction or completion of a similar financing transaction. The Bridge Notes bear interest at 10 percent per annum and are due and payable on the earlier of the completion of the Transaction or September 2, 2010. Principal and accrued but unpaid interest is convertible to securities of the same type issued in the Private Placement on the same terms and conditions of other investors. In addition, upon closing of the Private Placement related to the reverse merger, the Company shall issue to each lender, without further consideration, shares of the common stock of the Company equal to 30% of the note principal plus accrued but unpaid interest (the “Bonus Shares”), whether or not the lender converts its principal and interest. For accounting purposes these Bonus Shares are considered additional interest.

All of the Bridge Notes were converted and the Bonus Shares were issued into an aggregate 1,348,730 shares of Holdings’ Common Stock as part of the first closing of the Private Placement on May 13, 2010.

rVue, Inc.
Notes to Financial Statements
December 31, 2009

Split-Off Transaction

Immediately following the closing of the Transaction and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Transaction assets and liabilities to its wholly-owned subsidiary, Rivulet International Holdings, Inc. (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, Holdings transferred all of the outstanding capital stock of SplitCo to certain of Holding’s stockholders in exchange for the cancellation of 36,764,706 shares of Holding’s Common Stock, with 6,250,000 shares of Common Stock held by persons who were stockholders of Holdings prior to the Transaction remaining outstanding.

Common Stock issued for Services

On May 13, 2010, Holdings issued 800,000 shares of its Common Stock for Investor Relations services to be rendered in the future. The Company will value the shares at the contemporaneous private placement price of $.20 per share for a total of $160,000 to be recognized over the future service period.

Approval of Equity Incentive Plan and Option Grants

On May 12, 2010, shareholders representing a majority of the voting shares of Holdings approved the 2010 Rvue Holdings Equity Incentive Plan (the “Plan”) and reserved 3,750,000 shares of Holdings’ Common Stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees of Holdings, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of Holdings and its subsidiaries.

On May 13, 2010, the board of directors of Holdings approved an aggregate of 2,512,500 option grants to officers, directors and employees of the Company at exercise prices of $0.20 and $0.22. The total fair value of stock options granted was $385,006, and will be recognized over the respective vesting periods of between six and 24 months.  The Company expects to record compensation expense of $178,422, $195,504 and $14,080 in the years ending December 31, 2010, 2011 and 2012, respectively.

The following table summarizes the assumptions the Company utilized to determine the estimated compensation expense for the stock options granted on May 13, 2010:

Assumptions
Expected life (years)	5.5 -6.0
Expected volatility	62.94% – 138.37%
Weighted-average volatility	98.2%
Risk-free interest rate	2.76% - 2.93%
Dividend yield	0.00%

rVue, Inc.
Notes to Financial Statements
December 31, 2009

The Company utilized the simplified method to estimate the expected life for the stock options granted. The simplified method was used as the Company does not have sufficient historical data regarding stock option exercises. The Company used the comparable company method to estimate expected volatility as it has no trading history and historical data. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected life of the related option at the time of the grant.  The Company does not expect to pay dividends. While the Company believes these estimates are reasonable, the estimated compensation expense would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.